Exhibit(c)(6)

Presentation to Board of Directors of Charter Communications, Inc. Regarding Acquisition of High Speed Access September 7, 2001

Acquisition of High Speed Access
Presentation to Board of Directors of Charter Communications, Inc.

Table of Contents

1.     Transaction Summary

2.     Overview of High Speed Access

3.     Transaction Valuation

4.     Vulcan Stock Purchase Consideration

Appendix

         —     WACC and Terminal Multiple Analysis

Transaction Summary

Transaction Summary
Key Terms and Considerations

Consideration:	Charter offers to purchase certain assets of HSA in return for:

• $81.1 million, consisting of $78.3 million in cash and approximately $2.8 million in assumed liabilities, subject to working capital adjustments(a)

• Cancellation of entire Series D Convertible Preferred Stock

• Cancellation of Charter’s warrants to acquire HSA stock

Assets to be Acquired:	Call center, network operating center, intellectual property and other assets relating to the operation of Charter’s high-speed data subscribers

Management Agreement:	Charter will enter into a management agreement with respect to the acquired businesses between signing and closing

Other Key Terms:	Charter will have no obligation under any MSO contracts, including those with Classic, Insight and AOL Time Warner

Charter will have no DSL obligations

Voting agreements with Vulcan and HSA board members, management and other insiders

Key Conditions to Closing:	HSA stockholder approval

Regulatory approvals

Series D Convertible Preferred Stock:	$75 million face value currently owned by Charter ($37 million) and Vulcan ($38 million)

Concurrent Transaction with Vulcan:	Charter will pay Vulcan $8 million in cash for Vulcan’s share of the preferred stock

(a)	Based on management’s estimate of the consideration split between cash and assumed liabilities; split may be subject to change.

Transaction Summary
Operational Rationale

•	HSA represents approximately 37% of Charter’s data subscriber base

•	Continued growth of data subscribers is a key component to Charter’s business objectives

•	HSA’s liquidity constraints are a significant concern

•	At current burn rate, HSA is projected to run out of cash at the beginning of 2002, and will face difficulty in raising incremental capital

•	Potential for service to begin to deteriorate as HSA moves to conserve cash

•	While Charter and Vulcan would be well-positioned in a bankruptcy liquidation, that scenario would not be optimal for Charter

•	Charter may lose data subscribers due to operational turmoil

•	Would take an indefinite period of time to resolve

•	Charter believes it is important to take steps to ensure that its data subscriber base continues to receive quality service

•	In addition, Charter can operate assets more efficiently than HSA, generating significant cost savings

Overview of High Speed Access

Overview of High Speed Access
Company Overview

High-Speed Internet Services

•	High Speed Access’s primary business is providing high-speed Internet access via cable modems to residential subscribers through partnerships with cable MSOs

•	HSA enters into long-term exclusive contracts with cable system operators such as Charter or Classic Cable to provide a suite of services on a comprehensive “Turnkey” basis or an unbundled “Network Services” (NSA) basis

•	Turnkey

– HSA markets and provisions service and handles all customer interactions

– HSA provides all necessary headend and modem equipment

•	NSA

– MSO markets, provisions and bills for service and handles initial customer calls

– HSA provides customer support and network monitoring

– HSA collects flat fee from MSO

•	HSA also recently entered a non-exclusive contract to market service to AOL Time Warner’s cable subscribers

•	HSA markets service to AOL Time Warner’s subscribers in competition with AOL and other ISPs

•	HSA “owns” customer and pays fixed fee to AOL Time Warner for use of infrastructure

Overview of High Speed Access
Company Overview (Cont’d)

Other Services

•	Other business lines include commercial high-speed data, web hosting and web services, consulting and a recently acquired DSL business

•	HSA also offers traditional dial-up ISP services in some markets, although it is in the process of exiting the business

•	HSA recently purchased DSL assets from Lucent for $3.1 million

•	Assets consist of 73 central office locations, four fully-equipped metro-POPs and access to Western footprint which includes Colorado, Utah, New Mexico and Idaho

•	Intended to launch commercial DSL service in Colorado by end of year

•	Web Hosting and Web services

•	Authoring and programming websites, as well as web hosting

•	Content and “Enhanced Services"

•	Offers Video-on-Demand and Streaming Video end-user solutions

•	Consulting

•	Fee-based services primarily targeted toward foreign cable operators

Overview of High Speed Access
Liquidity Situation

HSA is Cash Constrained

•	HSA’s cash burn rate in June was approximately $8.4 million

•	June 30 cash balance of $58.9 million is sufficient to last only into the beginning of 2002

•	Incremental funds are likely to be difficult to secure

•	Charter and Vulcan financed the prior round due to unavailability of funds from third parties on acceptable terms

Monthly Cash Burn and Liquidity — Multiple ISP and DSL (Dollars in Thousands) (a)

	2001						2002

	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb

Cash Flows from Operations	($9,923)	($5,530)	($6,237)	($5,002)	($5,208)	($4,459)	($5,626)	($8,510)

Capital Expenditures	(1,095)	(260)	(274)	(273)	(293)	(648)	(1,219)	(331)

Other Cash (Needs)/Sources	41	(959)	(959)	(959)	(959)	(959)	(900)	(894)

Liquidity at Period End	$47,893	$41,144	$33,674	$27,439	$20,979	$14,913	$7,168	($2,567)

Monthly Cash Burn and Liquidity — Single ISP (Dollars in Thousands) (a) (b)

	2001

	Jul	Aug	Sep	Oct	Nov	Dec

Cash Flows from Operations	($9,961)	($5,106)	($5,446)	($4,028)	($4,185)	($3,845)

Capital Expenditures	(1,010)	(170)	(176)	(171)	(194)	(193)

Other Cash (Needs)/Sources	50	(950)	(950)	(950)	(950)	(950)

Liquidity at Period End	$47,949	$41,723	$35,152	$30,002	$24,673	$19,685

[Additional columns below]

[Continued from above table, first column(s) repeated]

	2002

	Jan	Feb	Mar

Cash Flows from Operations	($4,297)	($6,232)	($6,453)

Capital Expenditures	(1,047)	(133)	(52)

Other Cash (Needs)/Sources	(942)	(942)	(942)

Liquidity at Period End	$13,399	$6,091	($1,356)

(a)	Source: HSA management projections and HSA 10-Q dated June 30, 2001.

(b)	Assumes HSA decides not to continue with Multiple ISP and DSL business lines after July 31, 2001.

Overview of High Speed Access
Stock Price Performance Since IPO

Overview of High Speed Access
Trading Volume Analysis — Last Six Months (a)

Percent of Volume Traded in Stock Price Range

Percent of Volume Traded Below Stock Price

(a)	As of September 6, 2001.

Overview of High Speed Access
Shareholder Profile

Excluding Convertible Preferred Stock (Shares in Thousands)

			Economic and Voting Percentage

	Common	Fully Diluted	Common
	Outstanding	Shares (a)	Outstanding	Fully Diluted

Company Management (b)	249	1,544	0.4%	2.6%

Vulcan Ventures	20,249	20,249	34.5%	33.8%

Venture Capital Firms/Representatives	3,115	3,115	5.3%	5.2%

Other Corporations (c)	2,776	2,776	4.7%	4.6%

Total Insiders	26,389	27,684	45.0%	46.1%

13f Institutions (d)
Barclays Bank Plc	315	315	0.5%	0.5%

Security Management Co, LLC	210	210	0.4%	0.4%

College Retire Securities	204	204	0.3%	0.3%

Jacobs Levy Equity Mgmt, Inc.	202	202	0.3%	0.3%

Vanguard Group	179	179	0.3%	0.3%

All Other 13f Institutions	1,510	1,510	2.6%	2.5%

Total 13f Institutions	2,621	2,621	4.5%	4.4%

Retail	29,687	29,687	50.6%	49.5%

Total Shares	58,697	59,992	100.0%	100.0%

(a)	Includes grants of restricted stock in July 2001, and excludes all out-of-the-money options and warrants.

(b)	Based on proxy dated June 22, 2001.

(c)	Based on HSA management presentation, shares as of April 30, 2001.

(d)	Based on Spectrum as of June 30, 2001.

Transaction Value

Transaction Valuation

Overview of Valuation Methodologies

• To determine value of assets acquired by Charter, we used several valuation methodologies

Method	Description/Comment

52-Week Trading Range	Utilizes share price to calculate asset value

Public Comparable Companies	DSL and ISP sectors offer closest comparables, however, values have been severely compressed by liquidity concerns

Private Comparable Companies	Recent transactions are most relevant

Break-Up Value	Examines other transactions involving the sale of assets

Discounted Cash Flow:

HSA Projections	DCF on standalone HSA projections excluding Multiple ISP and DSL businesses

Charter Projections	DCF on the cash flows Charter expects to generate from HSA assets

Transaction Valuation

Overview of Valuation Methodologies (Cont’d)

         •   In cases where a valuation was calculated for the entire company, we adjusted to arrive at the value of the assets being acquired

•	Non-cable modem business lines are assumed to have negligible value as there are very limited hard assets and DSL and Multiple ISP businesses have not yet been developed

•	Asset value is allocated on a per subscriber basis
–	Since assets Charter is acquiring account for approximately 86% of HSA subscribers, we believe it is conservative to allocate 86% of HSA asset value to acquired assets

Transaction Value (Dollars in Millions)

Cash (a)	$78.3

Assumed Liabilities (a)	2.8

Consideration to Vulcan	8.0

Value of Charter Preferred Cancelled (b)	7.8

Cancellation of Charter Warrants (c)	0.1

Total Transaction Value	$97.0

(a)	Based on management’s estimate of the consideration split between cash and assumed liabilities; split may be subject to change.

(b)	Value based on price paid to Vulcan.

(c)	Assumes 2.6 million warrants, seven year average life, volatility of 60%, strike price of $3.23 per share and current HSA share price of $0.26.

Transaction Valuation
Summary Valuation (Dollars in Millions)

Asset Value Attributable to Charter

(a)	Based on 86% of HSA’s total asset value.

(b)	2001E revenue attributed to the assets Charter plans to acquire from HSA.

Transaction Valuation
 Potential Value Impact of Subscriber Loss

• Valuation calculations do not take into account value of subscribers that could be lost if Charter does not acquire HSA assets

• Normal customer churn could be impacted by either:

• Degradation of service due to liquidity constraints at HSA

• Technical and operational difficulties of transitioning subscribers to new service provider

• Each data subscriber lost has a value impact on Charter

Illustrative Value Loss to Charter (Dollars in Millions, Except per Subscriber Amounts)

Percentage of
Charter's HSA	Total	Est. Monthly		Implied Annual	Current 2001	Estimated Value
Subscribers	Subscribers	Revenue per	Estimated Cash	Cash Flow Loss	EBITDA	Lost To Charter
Lost	Lost	Subscriber	Flow Margin	(mm)	Multiple (a)	(mm)

10%	15,582	$35.00	40%	$2.6	15.2x	$39.7

15%	23,372	35.00	40%	3.9	15.2x	59.6

20%	31,163	35.00	40%	5.2	15.2x	79.5

25%	38,954	35.00	40%	6.5	15.2x	99.3

30%	46,745	35.00	40%	7.9	15.2x	119.2

35%	54,536	35.00	40%	9.2	15.2x	139.0

40%	62,326	35.00	40%	10.5	15.2x	158.9

(a)	As of September 6, 2001.

Transaction Valuation
 Trading History Valuation

Asset Valuation at 52 Week High/Low (Dollars in Millions, Except Per Share Amounts)

									Percent	Asset Value
		Share	Shares	Market				Asset	Attributable	Attributable
	Date	Price	Outstanding	Value	Debt	Preferred	Cash	Value	to Charter	to Charter

Low	9/6/01	$0.26	60.0	$15.6	$19.0	$3.9	($58.9)	($20.4)	86%	NM

High	9/6/00	5.38	55.7	299.3	19.9	—	(97.2)	222.0	86%	190.9

Asset Valuation Over Last Twelve Months (Dollars in Millions)

Transaction Valuation
Public Market Valuation (Dollars in Millions)

Public Market Comparables

		Price	Shares	Market	Market	2001E	2002E	Market Cap
Company	Ticker	9/6/01	Outstanding	Value	Capitalization	Revenue	Revenue	2001E	2002E

Network-Based ISPs Applied Theory	ATHY	$0.22	28.6	$6.3	$48.2	$114.0	NA	0.4x	NA

iBasis	IBAS	0.94	45.2	42.5	76.0	153.3	277.9	0.5x	0.3x

Genuity	GENU	1.58	973.9	1,538.8	2,409.1	1,217.0	1,459.0	2.0x	1.7x

							Median	0.5x	1.0x

Consumer-Based ISPs Earthlink	ELNK	$13.74	137.5	$1,889.8	$1,912.8	$1,271.0	$1,481.0	1.5x	1.3x

Excite@Home(a)	ATHM	0.34	461.4	156.9	204.1	594.0	NA	0.3x	NA

Prodigy	PRGY	5.30	70.3	372.6	677.7	371.0	454.0	1.8x	1.5x

							Median	1.5x	1.4x

DSL Companies DSL.net	DSLN	0.26	66.7	17.3	NM	43.1	75.4	NM	NM

Network Access	NASC	0.19	55.8	10.6	102.1	42.7	80.2	2.4x	1.3x

							Median	2.4x	1.3x

Public Market Asset Valuation

	2001E Revenue	2001E Revenue	Asset Value
	Attributed to Charters(b)	Multiple	Attributable to Charter

Low	$29.2	1.0x	$29.2

High	29.2	2.0x	58.4

(a)	Assumes convertible debt and preferred is converted into common shares.

(b)	Source: HSA management.

Transaction Valuation
Private Market Valuation

Comparable Acquisitions

  Transaction Value/
Current Year Revenue

Private Market Asset Valuation (Dollars in Millions)

	2001E Revenue	2001E Revenue	Asset Value
	Attributed to Charter(a)	Multiple	Attributable to Charter

Low	$29.2	2.0x	$58.4

High	29.2	5.0x	146.0

(a)	Source: HSA management.

Transaction Valuation
Break-Up Valuation

Transaction Value/Net PP&E

Break-Up Asset Valuation (Dollars in Millions)

		June 2001		Percent Attributable	Asset Value
	Multiple	Net PP&E(c)	Asset Value	to Charter	Attributable to Charter

Low	1.0x	$55.7	$55.7	86%	$47.9

High	3.0x	55.7	167.0	86%	143.6

(a)	Assumes acquisition of non-Digex assets.

(b)	Acquisition of C-1 Communications Atlantic Canada assets; represents multiple of gross PP&E.

(c)	Source: HSA 10-Q dated June 30, 2001.

Transaction Valuation
9 Year DCF – HSA Cash Flows (Single ISP) (Dollars in Millions) (a)

Projected Cash Flows

	Last Three
	Months of
	2001E	2002E	2003E	2004E	2005E

Revenue	$9.5	$48.6	$73.7	$102.7	$140.5

EBITDA	(13.2)	(40.3)	(23.1)	(8.9)	13.9

Capital Expenditures	(0.6)	(3.9)	(0.7)	(1.2)	(1.2)

Cash Taxes	—	—	—	—	—

Changes in Working Capital	0.9	0.0	(5.4)	(0.5)	(2.4)

Changes in Other Assets/Liabilities	0.5	1.9	1.9	1.9	0.3

Free Cash Flow	($12.4)	($42.2)	($27.3)	($8.7)	$10.7

[Additional columns below]

[Continued from above table, first column(s) repeated]

	2006E	2007E	2008E	2009E	2010E

Revenue	$184.2	$234.4	$290.8	$350.9	$413.6

EBITDA	38.0	64.4	96.9	131.5	164.7

Capital Expenditures	(1.0)	(8.1)	(1.5)	(1.8)	(1.9)

Cash Taxes	—	—	(27.2)	(51.1)	(65.2)

Changes in Working Capital	(2.0)	(0.4)	(3.5)	(3.3)	(2.0)

Changes in Other Assets/Liabilities	—	—	—	—	—

Free Cash Flow	$35.0	$55.8	$64.7	$75.3	$95.6

DCF Valuation

Future Value	Low	High

2010 EBITDA Multiple	8.0x	9.0x

2010 EBITDA	$164.7	$164.7

Terminal Value	$1,317.7	$1,482.5

Present Value

Discount Rate	33.0%	27.0%

PV of Interim Cash Flows	($16.3)	($4.1)

PV of Terminal Value	94.2	162.5

Firm Value	77.9	158.3

Percent Attributable to Charter	86.0%	86.0%

Asset Value Attributable to Charter	$67.0	$136.2

(a)	Source: HSA management projections; assumes cash flows are discounted back to September 30, 2001.

Transaction Valuation
7 Year DCF – Charter Cash Flows (Dollars in Millions) (a)

Projected Cash Flows

	Last Three
	Months of
	2001E	2002E	2003E	2004E	2005E	2006E	2007E	2008E

Gross Profit Improvement	$9.5	$29.8	$45.7	$68.9	$97.7	$133.9	$176.9	$226.0

EBITDA	(1.5)	(12.1)	0.5	17.5	26.3	49.2	71.0	95.6

Capital Expenditures	(16.3)	(20.0)	(7.4)	(18.7)	(10.2)	(7.4)	(7.4)	(7.4)

Cash Taxes	—	—	—	—	—	—	(10.4)	(34.9)

Changes in Working Capital	0.9	0.0	(3.3)	(0.4)	(1.7)	(1.5)	(0.3)	(2.8)

Free Cash Flow	($16.9)	($32.0)	($10.3)	($1.5)	$14.4	$40.4	$52.8	$50.5

DCF Valuation

Future Value	Low	High

2008 EBITDA Multiple	8.0x	9.0x

2008 EBITDA	$95.6	$95.6

Terminal Value	$764.8	$860.4
Present Value

Discount Rate	33.0%	27.0%

PV of Interim Cash Flows	($15.6)	($8.9)

PV of Terminal Value	96.7	152.1

Asset Value Attributable to Charter	$81.2	$143.1

(a)	Source: Charter management projections; changes in working capital estimated; assumes cash flows are discounted back to September 30, 2001.

Transaction Valuation
Cost-to-Build Analysis (Dollars in Millions)(a)

Capital Expenditures

	Last Three
	Months of
	2001E	2002E	2003E	2004E	2005E	2006E

Total Capital Expenditures	$33.2	$41.9	$28.0	$17.4	$12.8	$11.4

Operational Capital Expenditures	16.3	20.0	7.4	18.7	10.2	7.4

Capital Expenditures for Build Out	$16.9	$21.9	$20.6	($1.3)	$2.6	$4.0

Cost-to-Build Valuation

	Low	High

Discount Rate	15.0%	10.0%

Net Present Value of Incremental Capital Expenditures (b)	$52.3	$55.7

Plus: Cost to Acquire HSA Contract	10.0	30.0

Plus: Consulting Fees	5.0	10.0

Less: Value of Preferred Stock if Converted Before Announcement (c)	(7.4)	(7.4)

Total Cost-to-Build	$59.9	$88.4

         Cost-to-build analysis understates true cost to Charter of building assets. Unquantifiable costs include senior management time and possible interruption of service

(a)	Source: Charter management estimates.

(b)	Assumes incremental capital expenditures are discounted back to September 30, 2001.

(c)	Assumes Charter converted convertible preferred into common shares and sold at $1.00 per share.

Vulcan Stock Purchase Consideration

Vulcan Stock Purchase Consideration
Summary of Terms of Convertible Preferred Stock

Issue Date:	October 2000 (a)

Face Amount (Par):	$75 million

Optional Conversion:	At any time, at the option of the holder, at a conversion price of $5.02 (14.9 million shares)

Mandatory
Redemption:	None

Dividends:	None (entitled to dividends paid on underlying common shares)

Liquidation Preference:	Par value prior to any distributions to junior (common) stockholders; allows preferred shares to be assumed by acquiror or merged company

Voting Rights:	One vote for each share into which preferred stock is convertible

Blocking Rights:	So long as Charter and Vulcan own (i) at least 50% of the Convertible Preferred and (ii) 15% of HSA’s Common Stock, then a 2/3 majority approval by Convertible Preferred shareholders is necessary for (i) sale of 30% or more of assets of firm, (ii) any merger or consolidation following which HSA shareholders would own less than 2/3 of surviving entity, (iii) acquisition greater than $50 million or (iv) issuance of debt or equity over $25 million

Board Seats:	Equal to the percentage of fully diluted stock owned by Vulcan and Charter (rounded down to nearest whole number) Three of eight board seats

(a)	Closed December 5, 2000.

Vulcan Stock Purchase Consideration
Overview of Valuation Methodologies

• A portion of the consideration for HSA assets will consist of the cancellation of the Series D Convertible Preferred Stock

• Charter must first acquire $38 million face value of the preferred stock held by Vulcan

• Charter has agreed to purchase Vulcan’s preferred stock for $8 million in cash

• To evaluate the consideration paid for the Vulcan preferred stock,

• We examined the value of the preferred on an as-converted basis; and

• We also examined the theoretical value of the preferred, which implicitly also includes the value of the call option and liquidation preference of the preferred

• Valuation methodologies for HSA’s common stock include:

• Current and historical stock prices

• DCF analysis of HSA as a standalone entity

• Public and private market valuations of HSA as a standalone entity

• Estimated liquidation proceeds following sale of HSA assets to Charter

• Valuation methodologies do not take into account

• Blocking rights of the convertible preferred

• Potential subscriber loss to Charter in the absence of effecting the broader transactions

• Cost savings resulting from the asset purchase

Vulcan Stock Purchase Consideration
 Summary Valuation (Dollars in Millions) (a)

Value of Vulcan Preferred Stock

(a)	Lower-end of value range based on underlying HSA common share value; Upper-end of value range includes theoretical value of optionality and liquidation preference inherent in preferred stock.

(b)	Assumes convertible preferred holders receive per share proceeds equal to common shareholders.

Vulcan Stock Purchase Consideration
Public & Private Market Valuations

Public Market Valuation (Amounts in Millions, Except Per Share Amounts)

	Low	High

2001E HSA Revenue (a)	$34.6	$34.6

2001E Revenue Multiple	1.0x	2.0x

Enterprise Value	$34.6	$69.1

Plus: Net Cash (September 30, 2001)	16.6	16.6

Equity Value	$51.2	$85.7

Fully Diluted Shares (Including Preferred)	74.9	74.9

Implied Value Per Share	$0.68	$1.14

Underlying Value of Vulcan Preferred (b)	$5.2	$8.7

Theoretical Value of Vulcan Preferred	$6.1	$9.5

Private Market Valuation (Amounts in Millions, Except Per Share Amounts)

	Low	High

2001E HSA Revenue (a)	$34.6	$34.6

2001E Revenue Multiple	2.0x	5.0x

Enterprise Value	$69.1	$172.8

Plus: Net Cash (September 30, 2001)	16.6	16.6

Equity Value	$85.7	$189.4

Fully Diluted Shares (Including Preferred)	74.9	74.9

Implied Value Per Share	$1.14	$2.53

Underlying Value of Vulcan Preferred (b)	$8.7	$19.1

Theoretical Value of Vulcan Preferred	$9.5	$19.9

(a)	Source: HSA management projections.

(b)	Represents $38 million face value of preferred stock convertible into 7.6 million shares of HSA common stock.

Vulcan Stock Purchase Consideration
Standalone HSA DCF Valuation (Single ISP) (Dollars in Millions) (a)

Projected Cash Flows

	Last Three
	Months of
	2001E	2002E	2003E	2004E	2005E

Revenue	$9.5	$48.6	$73.7	$102.7	$140.5

EBITDA	(13.2)	(40.3)	(23.1)	(8.9)	13.9

Capital Expenditures	(0.6)	(3.9)	(0.7)	(1.2)	(1.2)

Cash Taxes (b)	—	—	—	—	—

Changes in Working Capital	0.9	0.0	(5.4)	(0.5)	(2.4)

Changes in Other Assets/Liabilities	0.5	1.9	1.9	1.9	0.3

Free Cash Flow	($12.4)	($42.2)	($27.3)	($8.7)	$10.7

[Additional columns below]

[Continued from above table, first column(s) repeated]

	2006E	2007E	2008E	2009E	2010E

Revenue	$184.2	$234.4	$290.8	$350.9	$413.6

EBITDA	38.0	64.4	96.9	131.5	164.7

Capital Expenditures	(1.0)	(8.1)	(1.5)	(1.8)	(1.9)

Cash Taxes (b)	—	—	—	—	(36.4)

Changes in Working Capital	(2.0)	(0.4)	(3.5)	(3.3)	(2.0)

Changes in Other Assets/Liabilities	—	—	—	—	—

Free Cash Flow	$35.0	$55.8	$91.9	$126.4	$124.5

DCF Valuation

Future Value	Low	High

2010 EBITDA Multiple	8.0x	9.0x
2010 EBITDA	$164.7	$164.7

Terminal Value	$1,317.7	$1,482.5

Present Value

Discount Rate	33.0%	27.0%

PV of Interim Cash Flows	($5.9)	$11.0

PV of Terminal Value	94.2	162.5

Firm Value	$88.3	$173.5

Plus: Net Cash (September 30, 2001)	16.6	16.6

Equity Value	$105.0	$190.1

Fully Diluted Shares (Including Preferred)	74.9	74.9

Implied Value Per Share	$1.40	$2.54

Underlying Value of Vulcan Preferred (c)	$10.6	$19.2

Theoretical Value of Vulcan Preferred	$11.4	$19.9

(a)	Source: HSA management projections; assumes cash flows are discounted back to September 30, 2001.

(b)	Assumes NOL balance of $267.7 million as of September 30, 2001.

(c)	Represents $38 million face value of preferred stock convertible into 7.6 million shares of HSA common stock.

Vulcan Stock Purchase Consideration

Estimated Liquidation Proceeds

Overview

• Assumes cash distribution is made following satisfaction of net liabilities and payment of shutdown costs

• Cash, debt and leases and other liabilities estimated at September 30, 2001

• Shutdown costs include estimated severance costs, contract termination fees and other costs of ceasing operations

Liquidation Proceeds Calculation (Amounts in Millions, Except Per Share Amounts)

	Low	High

HSA Estimated Cash (September 30, 2001) (a)	$35.2	$35.2

Plus: Cash Consideration Paid to HSA by Charter	78.3	78.3

Cash Available for Liquidation	$113.5	$113.5

Less: Debt & Leases (ex. Charter Acquired Leases) (a)	(15.7)	(15.7)

Less: Net Working Capital (a)	(9.4)	(9.4)

Less: Estimated Shutdown Costs (b)	(50.0)	(30.0)

Total Residual Proceeds	$38.3	$58.3

Fully Diluted Shares (Including Preferred)	74.9	74.9

Implied Value Per Share	$0.51	$0.78

Underlying Value of Vulcan Preferred (c)	$3.9	$5.9

Theoretical Value of Vulcan Preferred	$4.8	$6.8

         Analysis assumes convertible preferred holders receive per share proceeds equal to common shareholders

(a)	Source: HSA management projections.

(b)	Source: Charter management estimates.

(c)	Represents $38 million face value of preferred stock convertible into 7.6 million shares of HSA common stock.

Vulcan Stock Purchase Consideration
(Dollars in Millions, Except per Share Amounts)

	Value if Converted (a)		Theoretical Value of Preferred (b)

HSA		Value to		Value to	Total as % of
Share Price	Total Value	Vulcan	Total Value	Vulcan	Face

$5.38	$80.4	$40.7	$80.8	$40.9	107.7%

$2.50	37.4	18.9	38.6	19.6	51.5%

$2.25	33.6	17.0	35.0	17.7	46.6%

$2.00	29.9	15.1	31.3	15.8	41.7%

$1.75	26.2	13.3	27.6	14.0	36.8%

$1.50	22.4	11.4	23.9	12.1	31.9%

$1.25	18.7	9.5	20.2	10.2	27.0%

$1.00	14.9	7.6	16.6	8.4	22.1%

$0.75	11.2	5.7	13.0	6.6	17.3%

$0.50	7.5	3.8	9.3	4.7	12.5%

$0.25	3.7	1.9	5.8	3.0	7.8%

(a)	Assumes convertible preferred is converted into common stock at a conversion price of $5.02 per share or 14.9 million shares.

(b)	Assumes for illustrative purposes a 30-year maturity, credit spread of 600 basis points and volatility of 60%.

Appendix

WACC and Terminal Multiple Analysis

WACC and Terminal Multiple Analysis
Weighted Average Cost of Capital Analysis

Unlevered Beta and WACC for Selected Consumer-Based ISP and
DSL Providers (a)

HSA WACC Analysis

(a)	Adjusted Beta average of Merrill Lynch Beta Book and Bloomberg. Unlevered beta equals (Levered Beta/(1+((1-Tax Rate)*Debt/Equity)).

(b)	Excludes HSA.

(c)	Pro forma for August 7, 2001 debt restructuring.

(d)	Source: Ibbottson Associates.

WACC and Terminal Multiple Analysis

Implied Growth Rates (a)

	2001	2002	2003	2004	2005	2006	2007	2008

Revenue Growth

Year-over-Year

Single ISP Standalone	143%	41%	52%	39%	37%	31%	27%	24%

Charter Cash Flows	—	—	54%	51%	42%	37%	32%	28%

3 Year Lagging CAGR

Single ISP Standalone	—	—	73%	44%	42%	36%	32%	27%

Charter Cash Flows	—	—	—	—	49%	43%	37%	32%

EBITDA Growth

Year-over-Year

Single ISP Standalone	—	—	—	—	—	173%	69%	51%

Charter Cash Flows	—	—	—	3,641%	50%	87%	44%	35%

3 Year Lagging CAGR

Single ISP Standalone	—	—	—	—	—	—	—	91%

Charter Cash Flows	—	—	—	—	—	372%	59%	54%

(a)	Single ISP Standalone projections from HSA management; Charter Cash Flow projections from Charter management.